Exhibit 99.1

Mindspeed Reports Fiscal First Quarter 2012 Results

Company Expects to Close Picochip Acquisition in February 2012

Company Anticipates Revenue Growth for Fiscal Second Quarter 2012

NEWPORT BEACH, Calif.--(BUSINESS WIRE)--January 30, 2012--Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today reported results for its fiscal first quarter of 2012, which ended on December 30, 2011.

Fiscal First Quarter 2012 Financial Highlights:

  Total Net Revenues: $33.9 million, including patent sales of $0.09 million; Product Revenue: $33.8 million, down 17 percent from the fiscal fourth quarter of 2011.
  Non-GAAP Gross Margin: 58.0 percent, compared to 61.5 percent in the prior fiscal quarter; GAAP Gross Margin: 58.1 percent, compared to 61.3 percent in the prior fiscal quarter.
  Non-GAAP Operating Margin: (7) percent, compared to 1 percent in the prior fiscal quarter; GAAP Operating Margin: (16) percent, compared to (6) percent in the prior fiscal quarter.
  Non-GAAP Net Loss per Share: $(0.07), compared to non-GAAP diluted earnings per share of $0.03 in the prior fiscal quarter; GAAP Net Loss per Share: $(0.17), compared to $(0.07) in the prior fiscal quarter.

Total net revenues for the fiscal first quarter of 2012 were $33.9 million. Excluding patent sales of $0.09 million, product revenue was $33.8 million, a sequential decline of 17 percent from product revenue of $40.8 million in the prior fiscal quarter and a decrease of 11 percent from product revenue of $38.0 million in the fiscal first quarter of 2011.

Product revenue from communications convergence processing solutions contributed 44 percent of fiscal first quarter of 2012 product revenues and decreased 27 percent sequentially from the prior fiscal quarter. Product revenue from high-performance analog products represented 43 percent of fiscal first quarter of 2012 product revenue and decreased 2 percent sequentially from the prior fiscal quarter. Wide area networking communications product revenue contributed the remaining 13 percent of fiscal first quarter of 2012 product revenue and decreased 19 percent sequentially from the prior fiscal quarter.

Non-GAAP gross margin for the fiscal first quarter of 2012 was $19.7 million, or 58.0 percent, compared to non-GAAP gross margin of $25.1 million, or 61.5 percent, in the prior fiscal quarter. Presented on a GAAP basis, gross margin for the fiscal first quarter of 2012 was $19.7 million, or 58.1 percent, compared to $25.0 million, or 61.3 percent, in the prior fiscal quarter.

Non-GAAP operating expenses for the fiscal first quarter of 2012 were $22.0 million, a sequential decrease of 10 percent, or $2.5 million, compared to non-GAAP operating expenses of $24.5 million in the prior fiscal quarter. GAAP operating expenses for the fiscal first quarter of 2012 were $25.1 million, a sequential decrease of 9 percent, or $2.4 million, compared to $27.5 million in the prior fiscal quarter.

Non-GAAP operating loss for the fiscal first quarter of 2012 was $2.3 million, compared to non-GAAP operating income of $0.6 million in the prior fiscal quarter. On a GAAP basis, operating loss for the fiscal first quarter of 2012 was $5.4 million, compared to operating loss of $2.5 million in the prior fiscal quarter.

Non-GAAP net loss for the fiscal first quarter of 2012 was $2.4 million, or $(0.07) per share, compared to non-GAAP net income of $1.0 million, or $0.03 per share, in the prior fiscal quarter. Presented on a GAAP basis, net loss was $5.6 million, or $(0.17) per share, compared to net loss of $2.2 million, or $(0.07) per share, in the prior fiscal quarter.

Non-GAAP results exclude stock-based compensation and related payroll costs, acquisition related costs, employee separation costs and special charges, among other items. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

Cash and cash equivalents were $42.8 million at the end of the fiscal first quarter of 2012, a decrease of approximately $2.4 million, compared to $45.2 million at the end of the prior fiscal quarter.

Commentary

“Based on continued positive trends in channel inventory and distributor point of sales data, as well as current backlog, our perspective is that the demand environment is troughing and that we will see a stabilization in our core business in the fiscal second quarter as well as improving gross margins,” said Raouf Y. Halim, Mindspeed’s chief executive officer. “We also expect to close the Picochip acquisition in February 2012, a pivotal transaction that firmly positions us as the leader for semiconductor and software solutions in the high-growth small cell base station market.”

Outlook

Mindspeed expects fiscal second quarter of 2012 total net revenue to be within a range of $33.5 million to $35.5 million. The company expects fiscal second quarter of 2012 non-GAAP gross margin to be within a range of 58.0 to 60.0 percent. The company also expects non-GAAP operating expenses to be within a range of $25.5 million to $26.5 million in the fiscal second quarter of 2012, assuming a February 2012 close of the Picochip acquisition without the benefit of material operating expense synergies that are expected to be realized in the third fiscal quarter of 2012.

Fiscal First Quarter 2012 Conference Call

Mindspeed will conduct a conference call announcing its first quarter fiscal 2012 results on Monday, January 30, 2012, at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. To listen to the conference call via telephone, call 888-324-8124 (domestic) or 312-470-7420 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference call will be available via telephone for a period of 30 days beginning one hour after the conference call concludes by calling 888-568-0161 (domestic) or 203-369-3904 (international). Replay will also be available in the Investors section of Mindspeed's web site at www.mindspeed.com during such 30 day period.

About Mindspeed Technologies

Mindspeed Technologies (NASDAQ: MSPD) is a leading provider of network infrastructure semiconductor solutions to the communications industry. The company's low-power system-on-chip (SoC) products are helping to drive video, voice and data applications in worldwide fiber-optic networks and enable advanced processing for 3G and Long Term Evolution (LTE) mobile networks. The company's high-performance analog products are used in a variety of optical, enterprise, industrial and video transport systems. Mindspeed's products are sold to original equipment manufacturers (OEMs) around the globe.

Non-GAAP Measures

We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth below under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review the accompanying press release reconciliations. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation and related payroll costs, acquisition related costs, the effects of special charges such as asset impairments and restructuring charges and/or non-cash interest expense on our convertible senior notes. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, research and development expenses, selling, general and administrative expenses, operating expenses, operating income, other expense, net, net income and net income per share internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation and related payroll costs. Non-GAAP research and development expenses excludes stock-based compensation and related payroll costs and employee separation costs. Non-GAAP selling, general and administrative expenses excludes stock-based compensation and related payroll costs, employee separation costs and acquisition related costs. Non-GAAP operating expenses excludes stock-based compensation and related payroll costs, employee separation costs, special charges and acquisition related costs. Non-GAAP operating income excludes stock-based compensation and related payroll costs, employee separation costs, special charges and acquisition related costs. Non-GAAP other expense, net, excludes non-cash interest expense on our convertible senior notes. Non-GAAP net income and non-GAAP net income per share excludes stock-based compensation and related payroll costs, employee separation costs, special charges, acquisition related costs and non-cash interest expense on our convertible senior notes.

We exclude stock-based compensation and related payroll costs from non-GAAP measures because we believe that excluding these costs can enhance the understanding of our performance. We exclude employee separation costs, special charges, acquisition related costs and non-cash interest expense on our convertible senior notes because they include restructuring charges, asset impairments or other significant discrete items that may not be indicative of our ongoing operations or economic performance.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges, employee separation costs and stock-based compensation and related payroll costs.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation and related payroll costs, employee separation costs, special charges, acquisition related costs and non-cash interest expense on our convertible senior notes, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding our expectations, goals or intentions, including, but not limited to: our current assessment of the demand environment in our target markets; anticipated stabilization in our core business; gross margin trends; the anticipated closing of the acquisition of Picochip and its impact on our business and operating results; and our current expectations for second quarter 2012 net revenues, gross margins and non-GAAP operating expenses. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. In particular, we are in the process of concluding the acquisition of Picochip, which is subject to numerous conditions to closing. If the acquisition is completed, we will face various integration risks and cannot provide any assurances that the anticipated revenue and expense synergies of the acquisition will be achieved or that the markets for the combined company will develop as we currently anticipate. Acquisition transactions are subject to inherent risks and uncertainties, including, among others, risks associated with the successful integration of geographically separate organizations; the ability to integrate the two companies’ technologies; and the potential for key employee attrition. In addition, our existing business is also subject to numerous risks and uncertainties independent of the proposed transaction, including fluctuations in our operating results and future operating losses; loss of or diminished demand from one or more key distributors; our ability to successfully develop and introduce new products; pricing pressures; and the potential for intellectual property litigation. Additional risks and uncertainties that could cause our actual results to differ from those set forth in any forward-looking statements are discussed in more detail under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2011 and will be included in our Quarterly Report on Form 10-Q for the quarter ended December 30, 2011 as well as our future filings with the SEC.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 30,	September 30,	December 31,
	2011	2011	2010

Net revenue:
Products	$33,842	$40,777	$38,043
Intellectual property	90	-	2,500
Total net revenue	33,932	40,777	40,543
Cost of goods sold (a)	14,219	15,761	14,281
Gross margin	19,713	25,016	26,262

Operating expenses:
Research and development (a)	15,008	15,649	13,923
Selling, general and administrative (a)	10,130	10,794	10,211
Special charges (b)	-	1,050	(18)
Total operating expenses	25,138	27,493	24,116

Operating (loss)/income	(5,425)	(2,477)	2,146

Other (expense)/income, net	(85)	21	(248)

(Loss)/income before income taxes	(5,510)	(2,456)	1,898

Provision/(benefit) for income taxes	88	(297)	199

Net (loss)/income	$(5,598)	$(2,159)	$1,699

Net (loss)/income per share:
Basic	$(0.17)	$(0.07)	$0.05
Diluted	$(0.17)	$(0.07)	$0.05

Weighted-average number of shares used in per share computation:
Basic	32,900	32,675	31,908
Diluted	32,900	32,675	32,870

(a) Includes stock-based compensation expense and related payroll costs.
(b) Special charges consists of tangible and intangible asset impairments and restructuring charges.

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 30,	September 30,	December 31,
	2011	2011	2010

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$19,670	$25,086	$26,305
Items excluded from non-GAAP gross margin:
Stock-based compensation and related payroll costs	(43)	70	43
Gross margin	$19,713	$25,016	$26,262

Reconciliation of Non-GAAP Research and Development Expenses to GAAP Research and Development Expenses
Non-GAAP research and development expenses	$14,338	$15,042	$13,608
Items excluded from non-GAAP research and development expenses:
Stock-based compensation and related payroll costs	670	594	315
Employee separation costs (c)	-	13	-
Research and development expenses	$15,008	$15,649	$13,923

Reconciliation of Non-GAAP Selling, General and Administrative Expenses to GAAP Selling, General and Administrative Expenses
Non-GAAP selling, general and administrative expenses	$7,639	$9,451	$9,390
Items excluded from non-GAAP selling, general and administrative expenses:
Stock-based compensation and related payroll costs	1,567	1,248	821
Employee separation costs (c)	(19)	95	-
Acquisition related costs (d)	943	-	-
Selling, general and administrative expenses	$10,130	$10,794	$10,211

Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$21,977	$24,493	$22,998
Items excluded from non-GAAP operating expenses:
Stock-based compensation and related payroll costs	2,237	1,842	1,136
Employee separation costs (c)	(19)	108	-
Special charges (b)	-	1,050	(18)
Acquisition related costs (d)	943	-	-
Operating expenses	$25,138	$27,493	$24,116

Reconciliation of Non-GAAP Operating (Loss)/Income to GAAP Operating (Loss)/Income
Non-GAAP operating (loss)/income	$(2,307)	$593	$3,307
Items excluded from non-GAAP operating (loss)/income:
Stock-based compensation and related payroll costs	2,194	1,912	1,179
Employee separation costs (c)	(19)	108	-
Special charges (b)	-	1,050	(18)
Acquisition related costs (d)	943	-	-
Operating (loss)/income	$(5,425)	$(2,477)	$2,146

MINDSPEED TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 30,	September 30,	December 31,
	2011	2011	2010

Reconciliation of Non-GAAP Other Income/(Expense), Net to GAAP Other (Expense)/Income, Net
Non-GAAP other income/(expense), net	$17	$123	$(147)
Items excluded from non-GAAP other income/(expense), net:
Non-cash interest expense on convertible senior notes (e)	(102)	(102)	(101)
Other (expense)/income, net	$(85)	$21	$(248)

Reconciliation of Non-GAAP Net (Loss)/Income to GAAP Net (Loss)/Income
Non-GAAP net (loss)/income	$(2,378)	$1,013	$2,961
Items excluded from non-GAAP net (loss)/income:
Stock-based compensation and related payroll costs	2,194	1,912	1,179
Employee separation costs (c)	(19)	108	-
Special charges (b)	-	1,050	(18)
Acquisition related costs (d)	943	-	-
Non-cash interest expense on convertible senior notes (e)	102	102	101
Net (loss)/income	$(5,598)	$(2,159)	$1,699

Reconciliation of Non-GAAP Net (Loss)/Income Per Share to GAAP Net (Loss)/Income Per Share
Net (loss)/income per share, basic:
Non-GAAP net (loss)/income per share, basic	$(0.07)	$0.03	$0.09
Adjustments	(0.10)	(0.10)	(0.04)
Net (loss)/income per share, basic	$(0.17)	$(0.07)	$0.05

Net (loss)/income per share, diluted:
Non-GAAP net (loss)/income per share, diluted	$(0.07)	$0.03	$0.09
Adjustments	(0.10)	(0.10)	(0.04)
Net (loss)/income per share, diluted	$(0.17)	$(0.07)	$0.05

Reconciliation of Shares used in Non-GAAP diluted shares to GAAP diluted shares
Non-GAAP diluted shares	32,900	33,404	32,870
The effect of dilutive potential common shares due to reporting Non-GAAP net income	-	(729)	-
GAAP diluted shares	32,900	32,675	32,870

(b) Special charges consists of tangible and intangible asset impairments and restructuring charges.

(c) Employee separation costs consist of severance benefits payable to certain former employees of the Company as a result of organizational changes.

(d) Acquisition-related costs consist of transaction costs incurred in conjunction with the Company's acquisition of Picochip, Inc.

(e) Non-cash interest expense on convertible senior notes represents the amortization of debt discounts recorded in accordance with FASB ASC 470-20, related to the Company's 3.75% and 6.50% convertible senior notes.

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(unaudited, in thousands)

	December 30,	September 30,
	2011	2011

ASSETS
Current Assets
Cash and cash equivalents	$42,761	$45,227
Receivables, net	13,951	13,393
Inventories	11,089	14,216
Prepaid expenses and other current assets	2,077	3,067
Total current assets	69,878	75,903

Property, plant and equipment, net	15,192	15,369
Licensed intangibles	19,069	17,357
Other assets	2,179	1,982
Total assets	$106,318	$110,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$5,933	$5,532
Accrued compensation and benefits	4,772	7,292
Accrued income taxes	754	690
Deferred income on sales to distributors	5,354	5,346
Deferred revenue	696	653
Restructuring	416	944
Other current liabilities	6,201	5,100
Total current liabilities	24,126	25,557

Convertible senior notes – long term	14,319	14,216
Other liabilities	1,292	1,426
Total liabilities	39,737	41,199

Stockholders' Equity	66,581	69,412
Total liabilities and stockholders' equity	$106,318	$110,611

MINDSPEED TECHNOLOGIES, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Three Months Ended
	December 30,	December 31,
	2011	2010

Cash Flows From Operating Activities
Net (loss)/income	$(5,598)	$1,699
Adjustments required to reconcile net (loss)/income to net cash (used in)/provided by operating activities:
Depreciation and amortization	1,513	1,202
Amortization of license agreements	643	574
Restructuring charges	-	(18)
Stock-based compensation	2,150	1,162
Inventory provisions	699	27
Amortization of debt discount on convertible debt	144	121
Other non-cash items, net	(93)	-
Changes in assets and liabilities:
Receivables	(590)	8,675
Inventories	2,428	989
Other assets, net	854	(324)
Accounts payable	(1,009)	(1,517)
Deferred income on sales to distributors	8	(310)
Restructuring charges	(528)	(321)
Accrued compensation and benefits	(2,481)	(3,995)
Accrued expenses and other current liabilities	1,627	(620)
Other liabilities, net	(113)	(39)

Net cash (used in)/provided by operating activities	(346)	7,305

Cash Flows From Investing Activities
Purchases of property, plant and equipment	(1,570)	(2,237)
Payments under license agreements	(1,111)	(3,865)

Net cash used in investing activities	(2,681)	(6,102)

Cash Flows From Financing Activities
Payments made on capital lease obligations	(173)	(107)
Repurchase of restricted stock for income tax withholding	(264)	(221)
Proceeds from equity compensation programs	992	979

Net cash provided by financing activities	555	651

Effect of foreign currency exchange rates on cash	6	19

Net (decrease)/increase in cash and cash equivalents	(2,466)	1,873
Cash and cash equivalents at beginning of period	45,227	43,685

Cash and cash equivalents at end of period	$42,761	$45,558

MINDSPEED TECHNOLOGIES, INC.
Selected Corporate Data
(unaudited, in thousands)

	Three Months Ended
	December 30,	September 30,	December 31,
	2011	2011	2010

Gross margin %	58.1%	61.3%	64.8%

Cash (used in)/provided by:
Operating activities	$(346)	$7,763	$7,305
Investing activities	(2,681)	(5,780)	(6,102)
Financing activities	555	115	651
Effect of foreign currency on cash	6	(98)	19
Net (decrease)/increase in cash	$(2,466)	$2,000	$1,873

Depreciation and amortization	$1,513	$1,454	$1,202
Capital expenditures	2,681	5,780	6,102

Net revenue by region:
Americas	$5,516	$7,172	$12,031
Europe	1,858	2,420	3,340
Asia-Pacific	26,558	31,185	25,172
	$33,932	$40,777	$40,543

Net revenue by product line:
Communications convergence processing products	$14,989	$20,541	$16,625
High-performance analog products	14,344	14,699	14,104
WAN communications products	4,509	5,537	7,314
Total net product revenue	33,842	40,777	38,043
Intellectual property	90	-	2,500
Total net revenue	$33,932	$40,777	$40,543

CONTACT:
Press Relations Contact:
Magnet PR Group
Carolyn Fromm
949.651.9539
carolyn@magnetprgroup.com
or
Investor Relations Contact:
Mindspeed Technologies, Inc.
Andrea D. Williams
(949) 579-3111